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                                                     EXHIBIT 99.5

           UNITED TECHNOLOGIES CORPORATION AND SUBSIDIARIES
          Computation of Ratio of Earnings to Fixed Charges
                        (Millions of Dollars)


                                      Years Ended December 31,

                                     1998         1997        1996
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Fixed Charges:
  Interest expense               $      197  $       188  $      213
  Interest capitalized                   12           10          16
  One-third of rents*                    77           80          80

  Total Fixed Charges            $      286  $       278  $      309

Earnings:
  Income from continuing
    operations before income
    taxes and minority interests $    1,810  $     1,574  $    1,317

  Fixed charges per above               286          278         309
  Less: interest capitalized            (12)         (10)        (16)
                                        274          268         293

  Amortization of interest
     capitalized                         31           34          35

  Total Earnings                 $    2,115  $     1,876  $    1,645

Ratio of Earnings to Fixed
  Charges                              7.40         6.75        5.32





* Reasonable approximation of the interest factor.


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